EXHIBIT 99.1

Release Immediately	October 10, 2007
Press Release
Contact: William C. Kurtz, Chief Financial Officer
517-278-4566
MONARCH COMMUNITY BANCORP, INC. ANNOUNCES STOCKHOLDERS FAIL TO
APPROVE GOING PRIVATE TRANSACTION
     COLDWATER, MICHIGAN — Monarch Community Bancorp, Inc. (NASDAQ Capital Market: MCBF) announced today that its proposed going private merger transaction failed to receive the requisite affirmative vote of its stockholders at the special meeting of stockholders held on October 9, 2007.
     Based on the 2,531,373 shares outstanding and entitled to vote on the record date, the affirmative vote of stockholders representing 1,265,687 shares was necessary to approve the proposed transaction. At the time the polls were closed on October 9, 2007, the proposal had received the affirmative vote of stockholders representing 1,194,777 of Monarch’s shares.
     Commenting on the results, Donald L. Denney, President and Chief Executive Officer of Monarch, stated that, “Our team worked tirelessly to try to obtain the required vote. While we are obviously disappointed in the results, our stockholders have spoken and we respect their decision. Our board and management remain committed to making Monarch an efficient, well-run company and we will continue to explore all prudent measures for reducing our costs.”
     Monarch will continue to be listed on the NASDAQ Capital Market under the symbol "MCBF."

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